UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )
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☐	Preliminary Proxy Statement
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☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

SANUWAVE Health, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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SANUWAVE Health, Inc.
9600 W. 76th Street, Suite 118
Eden Prairie, Minnesota 55344

NOTICE OF STOCKHOLDER MEETING
TO BE HELD ON June 11, 2026
TO THE STOCKHOLDERS OF SANUWAVE HEALTH, INC.:
NOTICE IS HEREBY GIVEN that the annual meeting (the “Stockholder Meeting”) of SANUWAVE Health, Inc., a Nevada corporation (“SANUWAVE,” “Sanuwave,” “we,” “us,” or the “Company”), will be held at 10:00 a.m., Central Time, on June 11, 2026. The Stockholder Meeting will be a virtual meeting conducted via live webcast. You are cordially invited to attend the Stockholder Meeting online by visiting https://www.virtualshareholdermeeting.com/SNWV2026 and using a control number assigned by Broadridge Financial Solutions, Inc. (“Broadridge”). The Stockholder Meeting will be held for the purpose of considering and voting on the proposals described below and in the accompanying proxy statement. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying proxy statement.
At the Stockholder Meeting, stockholders will be asked to consider and vote on the following proposals:
Proposal 1 — Election of Directors — To elect five directors, Morgan Frank, Gregory Bazar, Jeffrey Blizard, Ian Miller and James Tyler, to serve until the 2027 annual meeting of stockholders;
Proposal 2 — Ratification of the Appointment of our Independent Registered Public Accounting Firm — To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
Proposal 3 — Advisory, Non-Binding Vote to Approve the Compensation Paid to our Named Executive Officers — To approve, in an advisory, non-binding vote, the compensation paid to our named executive officers.
The proposals being submitted for a vote at the Stockholder Meeting are more fully described in the accompanying proxy statement. We urge you to read carefully the accompanying proxy statement in its entirety, including the annexes.
The record date for the Stockholder Meeting is April 20, 2026 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote and have their votes counted at the Stockholder Meeting and any adjournments of the Stockholder Meeting.
Your vote is very important. To ensure your representation at the Stockholder Meeting, we encourage you to vote your shares via the Internet, by telephone, or if you received a paper copy of the proxy materials, by signing, dating and returning your proxy card or voting instruction form, as soon as possible to ensure your shares are voted regardless of whether you attend the Stockholder Meeting.
Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors,

/s/ Morgan C. Frank
Morgan C. Frank

Chairman of the Board of Directors and
Chief Executive Officer
April 29, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2026
The notice of annual meeting of stockholders, proxy statement and 2025 Annual Report are available at https://www.virtualshareholdermeeting.com/SNWV2026.

i

QUESTIONS AND ANSWERS
The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the Stockholder Meeting, as further described below. The following questions and answers do not include all the information that is important to stockholders. Stockholders are urged to read carefully this entire proxy statement, including the annexes and other documents referred to herein.
Q.	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A.
Pursuant to “Notice and Access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders of record. Brokers, banks, and other nominees and intermediaries (collectively, “Brokers”) will be sending a similar Notice to all beneficial owners of stock who hold their shares through such Broker. All record and beneficial stockholders will have the ability to access the proxy materials on the website referred to in the Notice free of charge or request to receive a printed set of the proxy materials for the Stockholder Meeting. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice.

We expect that this proxy statement and the Notice will be mailed to stockholders on or about April 29, 2026.
Q.	Why am I receiving this proxy statement?
A.
Sanuwave is furnishing this proxy statement to stockholders as part of the solicitation of proxies by its Board of Directors (the “Board”) for use at the Stockholder Meeting to be held on June 11, 2026, and at any adjournment or postponement thereof. This proxy statement provides stockholders with information they need to know to be able to vote or instruct their vote to be cast at the Stockholder Meeting. We are holding the Stockholder Meeting to consider and vote upon the following proposals:

Proposal 1 — Election of Directors — To elect five directors, Morgan Frank, Gregory Bazar, Jeffrey Blizard, Ian Miller and James Tyler, to serve until the 2027 annual meeting of stockholders;
Proposal 2 — Ratification of the Appointment of our Independent Registered Public Accounting Firm — To ratify the appointment of Baker Tilly US, LLP (“Baker Tilly”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
Proposal 3 — Advisory, Non-Binding Vote to Approve the Compensation Paid to our Named Executive Officers — To approve, in an advisory, non-binding vote, the compensation paid to our named executive officers (“Say on Pay”).
The presence at the Stockholder Meeting in person or by proxy of persons holding at least one-half of our outstanding shares of common stock as of the Record Date shall constitute a quorum at the Stockholder Meeting.
YOUR VOTE IS IMPORTANT. YOU ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT.
Q.	What if another matter is properly brought before the Stockholder Meeting?
A.
The Board is aware of no other matter that may be brought before the Stockholder Meeting. If any matter other than the proposals or related matters should properly come before such meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

Q.	When and where will the Stockholder Meeting be held?
A.
The Stockholder Meeting will be held via live webcast at 10:00 a.m., Central Time, on June 11, 2026. Only stockholders who held shares of our common stock at the close of business on the Record Date will be entitled to attend and vote at the Stockholder Meeting and at any adjournments and postponements thereof. The Stockholder Meeting can be accessed by visiting https://www.virtualshareholdermeeting.com/SNWV2026, where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the Stockholder Meeting by means of remote communication. Please have your control number, which can be found on your Notice, or if you received a paper copy of the proxy materials, your proxy card or voting instruction form, to join the Stockholder Meeting. If you do not have a control number, please contact Broadridge.

Q.	Who is entitled to vote at the Stockholder Meeting?
A.
We have fixed the close of business on April 20, 2026, as the Record Date for determining stockholders entitled to notice of and to attend and vote at the Stockholder Meeting. As of the close of business on the Record Date, there were 8,598,209 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote per share at the Stockholder Meeting.

Q.	What is the quorum requirement?
A.
The presence at the Stockholder Meeting in person or by proxy (regardless of whether the proxy has authority to vote on all matters) of persons holding at least one-half of our outstanding shares of common stock as of the Record Date shall constitute a quorum at the Stockholder Meeting. Your shares will be counted for purposes of determining if there is a quorum if you attend virtually and vote during the meeting or have voted before the meeting via the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

If a quorum is not represented at the Stockholder Meeting, our Amended and Restated Bylaws (our “Bylaws”) permit the adjournment of the Stockholder Meeting to a later time and place by a vote of a majority of the shares represented at the Stockholder Meeting or by the chair of the Stockholder Meeting. Notice of such adjournment need not be given if the time and place of the adjourned meeting are announced at the Stockholder Meeting before adjournment.
Q.	How do I vote?
A.	You may vote your shares at the Stockholder Meeting by any of the following methods:
You Can Vote by Signing and Returning the Enclosed Proxy Card or Voting Instruction Form. If you receive a paper copy of the proxy materials, you may vote by signing and returning the enclosed proxy card or voting instruction form, and your shares will be voted as you instruct. If any other matters properly come before the meeting, the persons indicated as proxies will vote that proxy based on their judgment on such matters. Votes received after a matter has been voted upon at the Stockholder Meeting will not be counted.
You Can Vote by Telephone. If you receive a paper copy of the proxy materials, you may vote by calling the toll-free number found on the proxy card or voting instruction form and following the recorded instructions.
You Can Vote Electronically. You can submit your proxy over the Internet, including on your smartphone or tablet, in accordance with the instructions on your Notice, or if you received a paper copy of the proxy materials, on your proxy card or voting instruction form.
You Can Attend the Stockholder Meeting and Vote in Person Virtually. You can attend by logging into the website meeting portal with the control number on your Notice, or if you received a paper copy of the proxy materials, on your proxy card or voting instruction form. Once logged in, you will be able to ask questions and/or vote.
Q.	What if I don’t provide specific voting instructions?
A.
If you are a stockholder of record and sign and return your proxy card but do not give instructions on how to vote your shares, or you vote by telephone or electronically and do not vote on each proposal individually, your shares will be voted for each uninstructed proposal as recommended by the Board.

If you are a beneficial stockholder, under the rules governing Brokers who submit a proxy card with respect to shares held in street name, such Brokers have the discretion to vote on “routine” matters, but not on “non-routine” matters. Only Proposal 2 is considered a “routine” matter for this purpose, and Brokers generally have discretionary voting power with respect to such proposal. For non-routine matters, your Broker can vote your shares of common stock only if you provide instructions on how to vote. If you do not give your Broker instructions, your shares of common stock will be treated as broker non-votes with respect to Proposals 1 and 3. Because Proposal 2 is a routine matter, no broker non-votes are expected on this proposal. Broker non-votes will have no effect on any of the proposals.
Q.	What if I abstain from voting?
A.	A vote to ABSTAIN will have no effect on any of the proposals.
Q.	Will my vote be kept confidential?
A.	Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Q.	How does the Board recommend that I vote on the proposals?
A.	The Board unanimously recommends that the stockholders entitled to vote on the proposals, vote as follows:
•	“FOR” the election of the five nominees for director;
•	“FOR” the ratification of the appointment of Baker Tilly as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•	“FOR” the approval, in an advisory, non-binding vote, of the Say on Pay proposal.
Q.	Can I change my vote?
A.	Yes. At any time before your proxy is voted, you may change your vote by:
•	providing notice to our Secretary in writing that you have revoked your proxy;
•	casting a subsequent vote via the Internet, by telephone or by mail; or
•
attending the Stockholder Meeting and voting electronically by entering the control number found on your Notice, or if you received a paper copy of the proxy materials, on your proxy card or voting instruction form. Attendance at the Stockholder Meeting will not, in and of itself, revoke a proxy.

Q.	How many votes are needed to approve each proposal, what are the voting options, how does the Board recommend I vote, and what is the effect of a withhold/abstention or broker non-vote?
A.

Proposal	Vote Required	Voting Options	Board Recommendation	Broker Discretionary Voting Allowed?	Effect of Withhold/ Abstention	Effect of Broker Non-Vote
No. 1. Election of Directors – Five Nominees	Plurality	“For” or “Withhold”	“For”	No	None	None
No. 2. Ratification of the Appointment of Baker Tilly as our Independent Registered Public Accounting Firm	More Votes “For” than “Against”	“For,” “Against” or “Abstain”	“For”	Yes	None	N/A
No. 3. Approval of the Advisory, Non-Binding Say on Pay Proposal	More Votes “For” than “Against”	“For,” “Against” or “Abstain”	“For”	No	None	None

Q.	How can I find out the results of the voting at the Stockholder Meeting?
A.	Final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days of the Stockholder Meeting.
Q.	Who is paying for this proxy solicitation?
A.
We are soliciting proxies on behalf of the Board. This solicitation is being made by mail but also may be made by telephone or in person. We and our directors, officers, and employees may also solicit proxies in person, by telephone, or by other electronic means. We will bear the cost of the solicitation.

We will ask Brokers to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.
Q.	What does it mean if I receive more than one Notice?
A.
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all your shares are voted.

PROPOSAL 1: ELECTION OF DIRECTORS
The Board is presently comprised of five members. Accordingly, the Board has set the number of directors that will constitute the Board as of the Stockholder Meeting at five. Each director elected at an annual meeting serves from the time of his or her election until the next annual meeting of stockholders following that election and until his successor is elected and qualified or until his earlier death, retirement, disqualification, resignation or removal.
The Nominating and Corporate Governance Committee has recommended, and the Board has approved, the nomination of five directors for election for one-year terms expiring at the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation, or removal. Each of these nominees is currently a director of the Company.
Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. If any nominee should become unavailable to serve for any reason, it is intended that votes will be cast for a substitute nominee designated by the Nominating and Corporate Governance Committee and approved by the Board. We have no reason to believe that any nominee named will be unable to serve if elected.
Director Information
The names and ages of the nominees and their length of service with the Company and Board committee memberships are set forth in the table below.

Name	Age	Director Since	Independent	AC	CC	NCG	SF
Morgan Frank	54	August 2022	No	—	—	—	C
Gregory Bazar	50	May 2025	Yes		M
Jeffrey Blizard	57	April 2022	Yes	M	C	M	—
Ian Miller (LD)	50	April 2022	Yes	C, F	—	M	M
James Tyler	69	April 2021	Yes	M	M	C	M

C:	Committee Chair	M:	Member	F:	Financial Expert
AC:	Audit Committee	CC:	Compensation Committee	NCG:	Nominating and Corporate
SF:	Strategy and Finance Committee	LD:	Independent Lead Director		Governance Committee

A brief biography of each nominee is set forth below, which includes information, as of the Record Date, regarding specific and particular experience, qualifications, attributes, or skills of each nominee that led the Nominating and Corporate Governance Committee and the Board to believe that the director should serve on the Board.
Director Nominees
Morgan Frank joined the Board as Chairman in August 2022 and was appointed Chief Executive Officer in May 2023. Mr. Frank is a founder and principal at Manchester Explorer Fund (20 years) and at Manchester Explorer Ltd (Cayman), two life science focused public equity hedge funds specializing in hands-on microcap growth and development companies. He has over 30 years of experience in investing, capital markets, corporate strategy, corporate finance, corporate restarts, and intellectual property. Mr. Frank was formerly a principal at First Principles Group, a firm focused on corporate restarts, and a portfolio manager for technology and venture capital at Hollis Capital, a San Francisco hedge fund. He also sits on the board of Modular Medical, Inc. (MODD), a development stage company focused on next generation insulin delivery. Mr. Frank has degrees in economics and political science from Brown University.
The Board believes that Mr. Frank’s extensive experience in life sciences investing, corporate restructuring, and public company leadership qualify him to serve on the Board.
Gregory Bazar joined the Board as a Director in May 2025 and brings decades of leadership experience in engineering, technology, and cybersecurity. He currently serves as Chairman of the Board at Simpatico Systems, a company he founded to deliver advanced IT and cybersecurity solutions. Previously, he was the first employee at 3D-P, where he played a pivotal role in the company’s growth and strategic direction, later becoming Chairman of the Board and leading it through its acquisition by Epiroc, a global leader in mining and infrastructure solutions. Mr. Bazar began his career at Caterpillar, gaining global experience in leveraging technology to enhance human innovation. He holds a degree in engineering from the Colorado School of Mines.

The Board believes that Mr. Bazar’s leadership in engineering, technology innovation, and cybersecurity, along with his experience guiding companies through growth and acquisition, qualify him to serve on the Board.
Jeffrey Blizard joined the Board as a Director in April 2022. Mr. Blizard is the President of TELA Bio, an innovative soft tissue reconstruction solution that optimizes clinical outcomes by prioritizing the preservation and restoration of the patient’s own anatomy. Prior to his role at TELA Bio, Mr. Blizard was the Global Head of Surgical Sales at Abiomed, a medical device technology company that operates as a standalone business within Johnson & Johnson’s MedTech segment, where he served beginning in 2017. Mr. Blizard also held positions as General Manager of Sales – CT Surgery, Heart Failure, ECMO, and National Director of Sales – CT Surgery/Heart Failure at Abiomed, where he led sales of Impella in the surgical market. Before joining Abiomed, Mr. Blizard held senior sales leadership roles at renowned medical device companies such as Medtronic, HeartWare, Intuitive Surgical, and Boston Scientific. Mr. Blizard brings a strong knowledge of capital equipment and sales leadership specific to the medical industry. Throughout his career, Mr. Blizard has shown strength in business and market development.
The Board believes that Mr. Blizard’s deep experience in medical device sales leadership, market development, and commercialization of capital equipment qualify him to serve on the Board.
Ian Miller joined the Board as a Director in April 2022. Mr. Miller is the Executive Vice President at Hoogwegt US, where he leads a team responsible for over $500 million in annual revenue through the global trade of commodities. He holds an MBA from Drake University and brings more than two decades of experience in commercial leadership, with a focus on structured growth, operational execution, and international supply chain management.
The Board believes that Mr. Miller’s extensive experience in global sales leadership and strategic business development qualify him to serve on the Board.
James Tyler joined the Board as a Director in April 2021. Mr. Tyler is an advisory partner to Morgan Stanley Expansion Capital. Mr. Tyler has over 40 years of operations and financial leadership in various healthcare delivery models. Mr. Tyler built a successful track record for operational excellence, specifically in the wound care industry, as COO with National Healing which later became Healogics, the nation’s leading provider of advanced wound care.
The Board believes that Mr. Tyler’s extensive operational and financial leadership in healthcare, particularly his experience in the wound care industry, qualify him to serve on the Board.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE FIVE NAMED DIRECTOR NOMINEES.

CORPORATE GOVERNANCE AND BOARD MATTERS
The Board of Directors
Our current Board consists of five members, four of whom have been determined by the Board to be “independent” as defined under the listing rules of the Nasdaq Stock Market LLC (“Nasdaq”). The Board has determined that Mr. Frank is not independent under the applicable Nasdaq rules. During 2025, the Board held 4 meetings. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period for which he has been a director and the total number of meetings held by all committees of the Board on which he served during the periods that he served.
Board’s Leadership Structure
Our Board elects the chief executive officer and its chairman, and each of these positions may be held by the same person or may be held by two people. The chairman’s primary responsibilities are to manage the Board, while the primary responsibility of the chief executive officer is to manage the day-to-day affairs of the Company, considering the policies and directions of the Board. Such an arrangement promotes more open and robust communication among the Board and provides an efficient decision-making process with proper independent oversight. The Board has determined that it is currently in the best interest of the Company and its stockholders to combine the roles of chairman and chief executive officer, as Mr. Frank’s combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders. Because Mr. Frank is not independent, the Board has designated Ian Miller to serve as our Lead Director. The Lead Director’s responsibilities include, but are not limited to: presiding over all meetings of the Board at which the chairman is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the chief executive officer.
The Company believes, however, that there is no single leadership structure that is always the best and most effective in all circumstances. Accordingly, the Board retains the authority to later separate these roles if doing so would be in the best interests of the Company and its stockholders.
The Board is authorized to have an audit committee, a compensation committee, a nominating and corporate governance committee, and a strategy and finance committee, to assist the Board in discharging its responsibilities.
Board’s Role in Risk Oversight
While our management is responsible for the day-to-day management of risk to the Company, the Board has broad oversight responsibility for our risk management programs. The various committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management and our independent auditors our policies with respect to risk assessment and risk management. The Compensation Committee is responsible for considering those risks that may be implicated by our compensation programs and reviews those risks with the Board and chief executive officer.
Audit Committee
The Audit Committee operates under a written charter adopted by the Board which is available on our website at www.sanuwave.com. The primary responsibility of the Audit Committee is to oversee our financial reporting process on behalf of the Board. The Audit Committee reviews and discusses with management and the independent registered public accounting firm the annual audited and quarterly financial statements (including the related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the annual report on Form 10-K and the quarterly reports on Form 10-Q), reviews the integrity of the financial reporting processes, both internal and external, and reviews the qualifications, performance, and independence of the registered public accounting firm. Among other things, the Audit Committee is also responsible for reviewing with management the effectiveness of our internal controls and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of our independent auditors, currently Baker Tilly, including the resolution of disagreements, if any, between management and the auditors regarding financial reporting. In addition, the Audit Committee is responsible for reviewing and approving any related party transaction that is required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The current members of the Audit Committee are Ian Miller (Chairperson), Jeffrey Blizard, and James Tyler, each of whom is determined to be an independent director, pursuant to the Nasdaq rules and Rule 10A-3 of the Exchange Act. Mr. Miller, who is the chair of the Audit Committee, has been determined by the Board to be an audit committee financial expert as defined pursuant to the rules of the SEC.
Compensation Committee
The Compensation Committee operates under a written charter adopted by the Board which is available on our website at www.sanuwave.com. The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to the compensation of our executive officers. Specific responsibilities of the Compensation Committee include reviewing and recommending approval of the compensation of our named executive officers, administering our stock incentive plan, and reviewing and making recommendations to the Board with respect to incentive compensation and equity plans.
The current chair of the Compensation Committee is Jeffrey Blizard, who is an independent director pursuant to the Nasdaq rules. The other current members of the Compensation Committee are James Tyler and Gregory Bazar, each of whom is an independent director pursuant to the Nasdaq rules. Each of Messrs. Blizard, Tyler, and Bazar is also independent pursuant to Rule 10C-1(b)(1) promulgated under the Exchange Act and is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. Pursuant to the Compensation Committee Charter, the Compensation Committee is required to consist of at least two independent directors.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board which is available on our website at www.sanuwave.com. Specific responsibilities of the Nominating and Corporate Governance Committee include identifying and recommending nominees for election to the Board; developing and recommending to the Board our corporate governance principles; overseeing the evaluation of the Board; and reviewing and approving compensation for non-employee members of the Board.
The current chair of the Nominating and Corporate Governance Committee is James Tyler, who is an independent director, pursuant to the Nasdaq rules. The other current members of the Nominating and Corporate Governance Committee are Ian Miller and Jeffrey Blizard, who are also independent directors pursuant to the Nasdaq rules. Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee is required to consist of at least two independent directors.
Strategy and Finance Committee
The Strategy and Finance Committee operates under a written charter adopted by the Board which is available on our website at www.sanuwave.com. Specific responsibilities of the Strategy and Finance Committee include identifying financial strategies to improve our balance sheet position and stockholder value. The current chair of the Strategy and Finance committee is Morgan Frank. The other current members of the Strategy and Finance Committee are James Tyler and Ian Miller.
Compensation Committee Process and Procedures
The implementation of our compensation philosophy is carried out under the supervision of the Compensation Committee. The Compensation Committee Charter requires that the Compensation Committee meet as often as it determines is appropriate to carry out its responsibilities. The Compensation Committee also meets regularly in executive session. Members of our management, in addition to the Compensation Committee’s independent advisors, may attend portions of the Compensation Committee meetings for the purpose of providing analysis and information to assist in making recommendations on various compensation matters. However, our management does not participate in executive sessions of the Compensation Committee.
Nominating and Corporate Governance Committee Process and Procedures
In connection with its nomination of directors for election or re-election at an annual meeting and periodically throughout the year, the Nominating and Corporate Governance Committee considers the composition of the Board and each Board committee to evaluate their effectiveness and whether changes should be considered. In support of this process, the Board has determined that the Board as a whole must have the right mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company. The Nominating and Corporate Governance Committee, in recommending director candidates, and the Board, in nominating director candidates, will take into account such factors as it determines relevant, including the following:
•	Personal and professional integrity;
•	Ethics and values;
•	Experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	Experience in the industries in which we compete;
•	Experience as a board member or executive officer of another publicly held company;
•	Diversity (including, but not limited to, gender, race, ethnicity, age, experience, and skills);
•	Conflicts of interest; and
•	Practical and mature business judgment.
The Nominating and Corporate Governance Committee and the Board evaluate each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for reelection, the Nominating and Corporate Governance Committee will consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
All of the director nominees have been recommended to the Board by the Nominating and Corporate Governance Committee for reelection as directors at the Stockholder Meeting, and the Board has approved such recommendations.
Stockholder Recommendations to the Board of Directors
Stockholders who wish to recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates may submit the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, SANUWAVE Health, Inc., 9600 W. 76th Street, Suite 118, Eden Prairie, MN 55344. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Stockholder Communications with the Board of Directors
The Board has implemented a process for stockholders to send communications to the Board. Stockholders who wish to communicate directly with the Board or any director should deliver any such communications in writing to our Secretary. Our Secretary will compile any appropriate communications he receives from stockholders and deliver them periodically to the Board or the specific directors requested.
Code of Business Conduct and Ethics
It is our policy to conduct our affairs in accordance with all applicable laws, rules, and regulations of the jurisdictions in which we do business. We have adopted a code of business conduct and ethics with policies and procedures that apply to all directors and associates (all employees are encompassed by this term, including associates who are officers), including the chief executive officer, chief financial officer, controller, and persons performing similar functions.
The Company has made the code of business conduct and ethics available on its website at www.sanuwave.com. If any substantive amendments to the code of business conduct and ethics are made or any waivers are granted, including any implicit waiver, the Company intends to disclose the nature of such amendment or waiver on its website or in a Current Report on Form 8-K.
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale, and other disposition of our securities by directors, officers, employees, and certain other covered persons, a copy of which is listed as an exhibit to our Annual

Report on Form 10-K for the fiscal year ended December 31, 2025 (our “2025 Annual Report”). The policy is designed to promote compliance with insider trading laws, rules, and regulations, as well as applicable listing standards. In addition, with regard to the Company trading in its own securities, it is the Company’s policy to comply with the federal securities laws.
The insider trading policy also prohibits directors and executive officers, or their designees, from engaging in the following transactions with respect to our securities:
•	purchasing our securities on margin, or otherwise pledging our securities;
•	short sales of our securities (selling securities not owned at the time of sale);
•	buying or selling put or call options or other derivative securities based on our securities;
•
purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of equity securities; and

•	engaging in limit orders or other pre-arranged transactions that execute automatically, except for “same-day” limit orders and approved 10b5-1 plans.
Executive Compensation Recovery Policy
Effective March 4, 2025, the Board approved a Compensation Recovery Policy (the “Clawback Policy”), in compliance with the listing standards of the Nasdaq Stock Market. The Clawback Policy provides that promptly following an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws (including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the compensation committee will determine the amount of the excess of the amount of incentive-based compensation received by Section 16 officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid. The Company will provide each such officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Clawback Policy provides that the Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by the Nasdaq Stock Market listing standards.
As a result of the restatement of our previously issued consolidated financial statements (i) as of and for the year ended December 31, 2024, (ii) as of and for the three months ended March 31, 2024, the three and six months ended June 30, 2024, and the three and nine months ended September 30, 2024, and (iii) as of and for the three months ended March 31, 2025, the three and six months ended June 30, 2025, and the three and nine months ended September 30, 2025, we conducted a recovery analysis for the relevant period, as contemplated by Rule 10D-1 under the Exchange Act and in accordance with the Clawback Policy. Based on this analysis, no recovery of incentive-based compensation was required, as no incentive-based compensation was received with respect to the relevant period, and thus there was no erroneously awarded compensation.
No Family Relationships Among Directors and Officers
There are no family relationships between any director or executive officer of the Company and any other director or executive officer of the Company.

EXECUTIVE OFFICERS
The following section sets forth the name, age, and business experience of the Company’s executive officers as of the Record Date. For biographical information about Mr. Frank, please refer to “Proposal 1 – Election of Directors.”

Name	Age	Position Held
Morgan Frank	54	Chief Executive Officer, Chairman of the Board
Peter Sorensen	34	Chief Financial Officer
Daniel Coyle	36	Chief Operating Officer
David Timothy Wern	59	Executive Vice President, Sales

Peter Sorensen joined the Company as Chief Financial Officer in April 2024 and brings over a decade of finance experience including in the medical device industry since 2017. Mr. Sorensen was most recently the Vice President of Finance and Human Resources at Endogenex, Inc., a venture-backed medical device company focused on the treatment of type-2 diabetes. Prior to Endogenex, he spent time at LivaNova PLC in the new ventures group with the Transcatheter Mitral Valve Replacement and Vagus Nerve Stimulation for Heart Failure divisions. He also spent time in consulting at eCapital Advisors implementing FP&A solutions for large public and private companies. Mr. Sorensen brings strong finance, forecasting, analysis, and capital markets experience as well as abilities in software, process automation, and human resources to Sanuwave. Mr. Sorensen earned his bachelor’s degree from Bethel University and his Master of Business Administration from St. Cloud State University.
Daniel Coyle joined the Company as Vice President of Engineering and Operations in October 2024 and was named Chief Operating Officer in September 2025. He brings over 15 years of experience in medical device product development, manufacturing, and operations. He has led cross-functional teams through all phases of the product lifecycle—from concept and design to global commercialization—and has extensive experience with contract manufacturing, supply chain management, and regulatory compliance. Prior to Sanuwave, Mr. Coyle held leadership roles in both early-stage and established medtech companies, including as Program Director at Nextern and various R&D roles at St. Jude Medical (acquired by Abbott), where he built scalable operations and drove efficiencies across engineering and production. He is recognized for his strong technical foundation, operational discipline, and ability to align product strategy with business growth. Mr. Coyle earned both his Bachelor of Science in Mechanical Engineering and his Master of Business Administration from the University of Minnesota.
David Timothy Wern joined the Company as Executive Vice President of Sales for the U.S. Wound business in January 2025. He brings over 20 years of experience in sales leadership within the medical device industry. Mr. Wern has held progressive leadership roles at pioneering companies in healthcare, including HeartWare (acquired by Medtronic), Abiomed (acquired by Johnson & Johnson), and Ceevra Inc. His extensive background includes leading high-performing sales teams and successfully launching cutting-edge medical devices in the U.S. and Canadian markets. Mr. Wern is known for his passion for building strong, results-driven teams and his dedication to delivering impactful results. He takes pride in fostering a collaborative environment where individuals can thrive, which has led to consistent growth and innovative strategies that connect sales efforts to company goals. His expertise spans sales management, strategic planning, and launching transformative technologies that improve patient outcomes. Mr. Wern earned a Bachelor of Science in Economics from Cornell University.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities which are registered pursuant to Section 12 of the Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities.
Based solely upon a review of the Forms 3, 4, and 5 (and amendments thereto) filed with the SEC and written representations by our directors and executive officers, we have determined that all Section 16(a) filing requirements were timely met with respect to the year ended December 31, 2025, except for (i) one Form 4 for each of Messrs. Frank, Bazar, Blizard, Miller and Tyler reporting a single grant of stock options and (ii) one Form 4 for Opaleye Management Inc. reporting a single purchase of common stock.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Baker Tilly as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and the Board is submitting this appointment to our stockholders for ratification at the Stockholder Meeting. Baker Tilly has served as our independent registered public accounting firm since May 20, 2025. The engagement of Baker Tilly was approved by the Audit Committee. Representatives of Baker Tilly plan to attend the Stockholder Meeting, are expected to be available to answer appropriate questions from stockholders, and will have the opportunity to make a statement if they desire to do so. We do not expect our prior independent registered public accounting firms, CBIZ CPAs P.C. (“CBIZ CPAs”) and Marcum LLP (“Marcum”), to attend the Stockholder Meeting; however, if any such firm does attend the Stockholder Meeting, they will be permitted to answer appropriate questions from stockholders and will have the opportunity to make a statement if they desire to do so.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Baker Tilly as our independent registered public accounting firm. However, the Board is submitting the appointment of Baker Tilly to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Baker Tilly. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.
Changes in Independent Registered Public Accounting Firm
CBIZ CPAs to Baker Tilly
On May 12, 2025, we dismissed CBIZ CPAs, our independent registered public accounting firm since April 11, 2025, and notified Baker Tilly of our formal decision to engage Baker Tilly to serve as our independent registered public accounting firm for the year ending December 31, 2025, effective beginning with the review of our condensed consolidated financial statements for the quarter ended June 30, 2025, and subject to completion of Baker Tilly’s client acceptance procedures. Following the completion of Baker Tilly’s client acceptance procedures, we and Baker Tilly entered into an engagement letter on May 20, 2025. The engagement of Baker Tilly was approved by the Audit Committee of the Board.
During the period of CBIZ CPAs’ engagement through May 12, 2025, the date of CBIZ CPAs’ dismissal, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and CBIZ CPAs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CBIZ CPAs, would have caused CBIZ CPAs to make reference to the subject matter of the disagreements in connection with CBIZ CPAs’ reports on our financial statements, and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except for the material weaknesses in our internal control over financial reporting due to a lack of (i) internal controls over key accounting and IT processes, (ii) expertise and resources to analyze and properly apply U.S. GAAP to complex and non-routine transactions and (iii) internal resources to analyze and properly apply U.S. GAAP to account for financial instruments included in service agreements with select vendors, as previously disclosed under Part I, Item 4 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.
During the years ended December 31, 2024 and 2023, and the subsequent interim period through May 20, 2025, neither we nor anyone acting on our behalf consulted Baker Tilly regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report was provided to the Company or oral advice was provided that Baker Tilly concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K and the related instructions).
On May 15, 2025, we filed a Current Report on Form 8-K disclosing the change in our independent registered public accounting firm (the “May Form 8-K”). We provided CBIZ CPAs with a copy of the May Form 8-K prior to its filing with the SEC and requested that CBIZ CPAs furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated May 15, 2025, was filed as Exhibit 16.1 to the May Form 8-K.

Marcum to CBIZ CPAs
Based on information provided by Marcum, our former independent registered public accounting firm, CBIZ CPAs acquired the attest business of Marcum, effective November 1, 2024. Marcum continued to serve as our independent registered public accounting firm through April 10, 2025. On April 10, 2025, Marcum resigned as our independent registered public accounting firm, and on April 11, 2025, CBIZ CPAs was engaged to serve as our independent registered public accounting firm for the year ending December 31, 2025, effective beginning with the review of our condensed consolidated financial statements for the quarter ended March 31, 2025. The engagement of CBIZ CPAs was approved by the Audit Committee of the Board.
The reports of Marcum regarding our consolidated financial statements for the years ended December 31, 2024 and 2023 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that in its reports on the consolidated financial statements for the years ended December 31, 2024 and 2023, Marcum included a paragraph regarding the existence of substantial doubt about our ability to continue as a going concern.
During the years ended December 31, 2024 and 2023, and through April 10, 2025, the date of Marcum’s resignation, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in connection with Marcum’s reports on our financial statements, and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except for the material weaknesses in the Company’s internal control over financial reporting previously disclosed under Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Prior to engaging CBIZ CPAs, neither we nor anyone acting on our behalf consulted CBIZ CPAs regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report was provided to the Company or oral advice was provided that CBIZ CPAs concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K and the related instructions).
On April 14, 2025, we filed a Current Report on Form 8-K disclosing the change in our independent registered public accounting firm (the “April Form 8-K”). We provided Marcum with a copy of the April Form 8-K prior to its filing with the SEC and requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated April 14, 2025, is filed as Exhibit 16.1 to the April Form 8-K.
Audit Fees
The following table summarizes the fees that we have paid or accrued for audit and other services in the years ended December 31, 2025 and 2024 provided by our principal independent registered public accounting firms for such fiscal years:

(In thousands)	For the Year Ended December 31,
Fee Category	2025	2024
Audit fees	$523	$471
Total Fees	$523	$471

For purposes of the preceding table:
•
Audit fees consist of fees for the annual audit of our consolidated financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings and consents related to capital markets transactions and engagements for those fiscal years.

The Audit Committee must pre-approve all audits and permitted non-audit services to be provided by our principal independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. Each year, the Audit Committee approves the retention of our independent auditor to audit our consolidated financial statements. At this time, the Audit Committee evaluates and approves other known potential engagements of the independent auditor, including the scope of audit-related services, tax services, and other services proposed to be performed, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management.
All the services provided by Baker Tilly, CBIZ CPAs and Marcum during the fiscal year ended December 31, 2025 were pre-approved by the Audit Committee in accordance with these standards.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF BAKER TILLY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

Audit Committee Report
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation and integrity of the consolidated financial statements and the reporting process, including establishing and monitoring the system of internal financial controls. In this context, during the fiscal year ended December 31, 2025, the Audit Committee met and held discussions with management and Baker Tilly US, LLP (“Baker Tilly”), the Company’s independent registered public accounting firm. Management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2025 were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the Company’s audited financial statements with management and with Baker Tilly.
In addition, the Audit Committee has reviewed and discussed with Baker Tilly: (i) the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission (the “SEC”); and (ii) the written disclosures and the letters received from Baker Tilly required by applicable requirements of the PCAOB regarding Baker Tilly’s communications with the Audit Committee concerning independence and the independence of Baker Tilly from the Company and management.
Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Audit Committee

Ian Miller, Chair
Jeffrey Blizard
James Tyler

PROPOSAL 3: ADVISORY, NON-BINDING VOTE TO APPROVE
THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
Our executive compensation program is designed to align executive pay with our performance on both short-term and long-term bases, link executive pay to specific, measurable results intended to create value for stockholders, and utilize compensation as a tool to assist us in attracting and retaining the high-caliber executives that we believe are critical to our long-term success.
The “Executive Compensation” in this proxy statement describes our executive compensation program and the decisions made by the Compensation Committee during 2025 in more detail. We are requesting that stockholders cast a non-binding advisory vote to approve the compensation paid to our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement.
Accordingly, we recommend that our stockholders vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of the Company approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.”
As an advisory vote, this resolution will not be binding on the Company, our Board or our Compensation Committee. However, we expect that the Compensation Committee, which is responsible for designing and administering our executive compensation programs, will consider the outcome of the vote when making future compensation decisions for our named executive officers. This vote is being presented as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act.
We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2027 annual meeting of stockholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY, NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program offered to our executives, and in particular to the named executive officers (the “NEOs”) for 2025, who were:
•	Morgan Frank, Chief Executive Officer;
•	Daniel Coyle, Chief Operating Officer; and
•	David Timothy Wern, Executive Vice President, Sales.
Summary Compensation Table
The following table provides certain information concerning compensation earned for services rendered in all capacities by our NEOs during the fiscal years ended December 31, 2025, and 2024.

Name and Position	Year	Salary	Bonus(1)	Option Awards(2)	All other compensation(3)	Total
Morgan Frank, Chief Executive Officer	2025	$3,704	$—	$410,383	$—	$414,087
	2024	3,704	—	1,383,842	—	1,387,546
Daniel Coyle, Chief Operating Officer	2025	199,280	10,391	1,330,844	6,962	1,547,478
David Timothy Wern, Executive Vice President, Sales	2025	177,955	69,015	767,550	98,171	1,112,690

(1)	The bonuses paid to Mr. Coyle and Mr. Wern in 2025 were discretionary.
(2)
The amounts reported in the “Option Awards” column represent the grant-date fair value of stock options granted to the NEOs in 2025, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 16 to our audited financial statements in our 2025 Annual Report. The reported values reflect the total grant-date fair value and do not correspond to the amounts the executives may ultimately realize upon vesting or exercise.

(3)
All other compensation paid to Mr. Coyle includes a Company match on 401k and HSA plans. All other compensation paid to Mr. Wern includes a Company match on 401k and HSA plans, and commissions based on Company sales performance.

2025 Named Executive Officer Compensation Plan
Base Salary
Our salaries reflect the responsibilities of each NEO and the competitive market for comparable professionals in our industry. Base salaries and benefits packages are fixed components of our NEOs’ compensation and do not vary with Company performance.
Short-term Cash Incentives
The performance-based compensation plan reflects our pay-for-performance philosophy and directly ties short-term incentives to short-term business performance. These awards are linked to specific annual financial goals and key business initiatives for the overall Company. Annual employee bonus incentives are paid to reward achievement of critical short-term operating, financial, and strategic goals. The annual employee bonus is calculated based on a percentage of each NEO’s salary: 50% is paid on individual performance goals, as assigned by leadership and the Board, and the remainder is paid based on Company performance measures.
2006 Stock Incentive Plan
On October 24, 2006, SANUWAVE, Inc.’s board of directors adopted the 2006 Plan. The 2006 Plan permitted grants of awards to selected employees, directors, and advisors of the Company in the form of restricted stock or options to purchase shares of common stock. The 2006 Plan was administered by the Board. The 2006 Plan gave broad powers to the Board to administer and interpret the form and conditions of each option. The stock options granted under the 2006 Plan are generally non-statutory options which vested over a period of up to three years and have a maximum ten-year term. The options are granted at an exercise price equal to the fair market value of the common stock on the date of the grant.
The terms of the options granted under the 2006 Plan expire as determined by individual option agreements (or on the tenth anniversary of the grant date), unless terminated earlier, on the first to occur of the following: (1) the date on which the participant’s service with the Company is terminated by the Company for cause; (2) 60 days after the participant’s death; or (3) 60 days after the termination of the participant’s service with the Company for any reason other than cause or the participant’s death; provided that, if during any part of such 60 day period the option is not exercisable solely because of specified securities law restrictions, the option will not expire until the earlier of the expiration date or until it has been exercisable for an aggregate period of 60 days after the termination of the participant’s service with the Company. The options vested as provided for in each option agreement and the exercise prices for the options were determined by the Board at the time the option was granted, provided that the exercise price could in no event be less than the fair market value per share of our common stock on the grant date. In the event of any change in the common stock underlying the options, by reason of any merger or exchange of shares of common stock, the Board shall make such substitution or adjustment as it deems to be equitable to (1) the class and number of shares underlying such option, (2) the exercise price applicable to such option, or (3) any other affected terms of such option.
In the event of a change of control, unless specifically modified by an individual option agreement: (1) all options outstanding as of the date of such change of control will become fully vested; and (2) notwithstanding (1) above, in the event of a merger or share exchange, the Board may, in its sole discretion, determine that any or all options granted pursuant to the 2006 Plan will not vest on an accelerated basis if the Board, the surviving corporation, or the acquiring corporation, as the case may be, has taken such action that in the opinion of the Board is equitable or appropriate to protect the rights and interests of the participants under the 2006 Plan.
2024 Equity Incentive Plan
Our stockholders approved the 2024 Plan on August 7, 2024 (the “Effective Date”). As a result of such approval, no further awards will be made under the 2006 Plan. Subject to adjustment as provided in the 2024 Plan, as of the Effective Date, 1,376,556 shares of our common stock were available for issuance under the 2024 Plan. When outstanding awards issued under the 2024 Plan or the 2006 Plan are forfeited, cancelled, settled, paid in cash, or expire before being exercised or settled in full, the shares subject to such awards will again be available for issuance under the 2024 Plan.
Awards under the 2024 Plan may be granted to employees, non-employee directors, and consultants of the Company and its subsidiaries in the form of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, and other equity-based or equity-related awards. The 2024 Plan is administered by the Compensation Committee of the Board.
The stock options granted under the 2024 Plan typically vest over a period of up to three years and have a maximum ten-year term. The options are granted at an exercise price equal to the fair market value of the common stock on the date of the grant.
Employment Agreement with Mr. Frank
Effective May 23, 2023, the Board appointed Morgan Frank as Sanuwave’s interim Chief Executive Officer. In connection with this appointment, Sanuwave and Mr. Frank entered into an Executive Employment Agreement, effective May 23, 2023 (the “Frank Employment Agreement”). Pursuant to the Frank Employment Agreement, Mr. Frank is paid a de minimis base salary of $1.00 per year, which was increased to $3,704 per year as of August 2024, may be eligible to receive an incentive bonus opportunity in accordance with certain performance criteria determined by the Board, and is entitled to participate in the Company’s employee benefit plans and programs. Mr. Frank’s employment will be terminated upon (i) written notice of termination or resignation by either the Company or Mr. Frank, respectively, for any reason, provided that Mr. Frank must provide at least 60 days’ prior notice of his resignation, or (ii) Mr. Frank’s death or disability. Moreover, during the term of his employment and for a period of one year thereafter, Mr. Frank agreed (i) not to perform services for or have any interest in any competitive business and (ii) not to solicit (a) our current or former employees or independent contractors or (b) actual or prospective customers, clients, vendors, service providers, suppliers, or contractors. Finally, the Frank Employment Agreement also includes customary confidentiality and non-disparagement provisions.
Offer Letter with Mr. Coyle
Effective October 1, 2024, Daniel Coyle joined the Company as Vice President of Engineering and Operations. The Company and Mr. Coyle entered into an offer letter dated September 6, 2024 (the “Coyle Offer Letter”). Pursuant to the Coyle Offer Letter, Mr. Coyle (i) received an annual base salary of $190,000, (ii) was eligible to earn an annual bonus of 25% of his base salary, based on the achievement of performance goals established by the Company, (iii) received an option grant, and (iv) received a signing bonus of $5,000. Effective September 25, 2025, Daniel Coyle was promoted to Chief Operating Officer. Mr. Coyle’s base salary was increased to $225,000, his annual bonus was increased to a target of 40% of his base salary, and he received a grant of 60,000 options that vest over a period of three years in 12 equal installments on each quarterly anniversary of the grant date.
Offer Letter with Mr. Wern
Effective January 6, 2025, David Timothy Wern joined the Company as Executive Vice President, Sales. The Company and Mr. Wern entered into an offer letter, dated January 6, 2025 (the “Wern Offer Letter”). Pursuant to the Wern Offer Letter, Mr. Wern (i) receives an annual base salary of $180,000, (ii) is eligible to earn variable performance-based compensation of $50,000 per quarter, and (iii) received an option grant of 50,000 options that vest over a period of three years in 12 equal installments on each quarterly anniversary of the grant date.
Outstanding Equity Awards at 2025 Fiscal Year End
The following table provides certain information concerning the outstanding equity awards for each NEO as of December 31, 2025:

Name	Number of securities underlying unexercised options exercisable	Number of securities underlying options unexercisable	Equity incentive plan awards number of securities underlying unexercised unearned options	Exercise price ($)	Expiration Date
Morgan Frank, Chief Executive Officer	53,333	106,667	—	$14.20	10/22/2034
	1,559	—	—	$22.76	12/31/2029
	10,000	0	—	$27.70	1/31/2030
	0	10,000	—	$27.70	1/31/2030
	0	10,000	—	$27.70	1/31/2030
	0	10,000	—	$27.70	1/31/2030
	10,000	0	—	$27.70	1/31/2030
	1,761	0	—	$29.80	4/3/2030
	1,574	0	—	$32.86	6/30/2030
	1,342	0	—	$37.48	9/30/2030
	1,540	0	—	$29.84	12/31/2030
Daniel Coyle, Chief Operating Officer	6,666	13,334	—	$14.20	10/22/2034
	5,000	0	—	$27.00	6/4/2035
	0	60,000	—	$32.21	10/9/2035
David Timothy Wern, Executive Vice President, Sales	12,500	37,500	—	$24.81	1/8/2035

Policies and Practices Related to the Grant of Certain Equity Awards
We have established processes to ensure that the timing of any stock option grants to executives is not influenced by material nonpublic information (“MNPI”), and that all grant decisions are made based on a predetermined schedule, taking into account factors like employee performance and market conditions, regardless of any upcoming announcements or events that could impact our stock price. The Compensation Committee carefully reviews any potential MNPI before granting options and will delay a grant if necessary to avoid any appearance of impropriety related to the timing of the award.

EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2025 about our equity compensation plans under which shares of our common stock have been authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,352,860	$20.92	509,456
Equity compensation plans not approved by security holders	18,966	60.37	—
Total	1,371,826	$21.47	509,456

Stock Incentive Plans
Our stockholders approved the 2024 Plan on the Effective Date. As a result of such approval, no further awards will be made under the 2006 Plan. Subject to future adjustment as provided in the 2024 Plan, as of the Effective Date, 1,376,556 shares of our common stock were available for issuance under the 2024 Plan. On August 19, 2025, at our annual meeting of stockholders, an amendment to the 2024 Plan was approved, authorizing an additional 500,000 shares of common stock to be issued under the 2024 Plan. When outstanding awards issued under the 2024 Plan or the 2006 Plan are forfeited, cancelled, settled, paid in cash, or expire before being exercised or settled in full, the shares subject to such awards will again be available for issuance under the 2024 Plan.
Awards under the 2024 Plan may be granted to employees, non-employee directors, and consultants of the Company and its subsidiaries in the form of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, and other equity-based or equity-related awards. The 2024 Plan is administered by the Compensation Committee of the Board.
On November 1, 2010, the Board approved the 2006 Plan. The 2006 Plan was not approved by our stockholders. The 2006 Plan permitted grants of awards to selected employees, directors, and advisors of the Company in the form of restricted stock or options to purchase shares of common stock. The 2006 Plan was administered by the board of directors of the Company. The 2006 Plan gave broad powers to the board of directors of the Company to administer and interpret the form and conditions of each option. The stock options granted under the 2006 Plan are generally non-statutory options which vested over a period of up to three years and have a ten-year term. The options were granted at an exercise price equal to the fair market value of the common stock on the date of the grant which was approved by the board of directors of the Company. No further awards may be made under the 2006 Plan after the Effective Date.

PAY VERSUS PERFORMANCE
Pay Versus Performance Table
The following table sets forth additional compensation information of our principal executive officers (“PEOs”) and our other NEOs (averaged) along with total shareholder return and net income (loss) performance results for our fiscal years ending 2025, 2024, and 2023:

Year	Summary Compensation Table Total for PEOs(1)(2)		Compensation Actually Paid to PEOs(1)(2)		Average Summary Compensation Table Total for Other NEOs(1)(2) ($)	Average Compensation Actually Paid to Other NEOs(1)(2) ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(3) ($)	Net Income (Loss) ($ in thousands) ($)
	Kevin A. Richardson, II (PEO 1) ($)	Morgan C. Frank (PEO 2) ($)	Kevin A. Richardson, II (PEO 1) ($)	Morgan C. Frank (PEO 2) ($)
2025	—	414,087	—	1,551,991	1,330,084	1,278,135	349.01	11,813
2024	—	1,387,546	—	2,575,122	1,036,446	1,709,408	269.01	(33,083)
2023	410,000	100,001	410,000	100,001	329,229	329,229	57.08	(25,807)

(1)	Our PEOs and Other NEOs for each reported fiscal year were:

Year	PEOs	Other NEOs
2025	Morgan C. Frank	Daniel Coyle David Timothy Wern
2024	Morgan C. Frank	Andrew Walko Nanci Gilmore
2023	Kevin A. Richardson, II Morgan C. Frank	Toni Rinow Tim Hendricks

(2)
SEC rules require certain adjustments be made to the Summary Compensation Table (“SCT”) totals to determine “compensation actually paid” (“CAP”) as reported in the Pay Versus Performance Table. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. A reconciliation of the SCT totals to CAP to our PEOs and our Other NEOs (as an average) is shown below:

	2025
Equity Adjustments	PEO 1 ($)	PEO 2 ($)	Average of Other NEOs ($)
Total Compensation from SCT	—	414,087	1,330,084
Adjustments for stock and option awards
Subtract SCT amounts of stock and option awards	—	(410,383)	(1,049,197)
Add fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	—	392,673	829,889
+/- The difference between fair value of awards from the end of the prior fiscal year to the end of the covered year for awards granted in any prior fiscal year that are outstanding and unvested at year end	—	(240,060)	(14,997)
+/- Add fair value as of the vesting date for awards granted and vesting during such fiscal year	—	1,395,674	221,616
+/- The difference in fair value at the end of the prior fiscal year to the vesting date for awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied during such year	—	—	—
Subtract fair value at the end of the prior fiscal year for awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during such year	—	—	(39,260)
Compensation Actually Paid (as calculated)	—	1,551,991	1,278,135

(3)
Total shareholder return is calculated based on a fixed investment of one hundred dollars measured from the market close on December 30, 2022 (the last trading day of fiscal 2022) through and including the end of each fiscal year reported in the table.

Relationship between Pay and Performance
The charts shown below present a graphical comparison of CAP to our PEOs and the average CAP to our Other NEOs set forth in the Pay Versus Performance Table above, as compared against our total shareholder return (“TSR”) and net income.
CAP versus Company TSR

Total shareholder return in the above chart reflects the cumulative return of $100 as if invested on December 31, 2022, including reinvestment of any dividends.
CAP versus Net Income (Loss)

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2025
The director compensation plan consists of quarterly grants of stock options with an aggregate grant date fair value equal to $20,000. We also provide an additional quarterly grant of stock options with an aggregate grant date fair value equal to $2,500 to the chair of the Audit Committee. The Compensation Committee believes the structure aligns compensation according to the level of service contributions by each director. Mr. Frank’s compensation is described above in the Summary Compensation Table which includes his director compensation earned for 2025.

Director	Fee Earned or Paid in Cash (in thousands)	Option Awards (in thousands)(1)
A. Michael Stolarski(2)	$—	$20
Gregory Bazar(2)	$—	$759
Jeffrey Blizard	$—	$80
Ian Miller	$—	$90
James Tyler	$—	$80

(1)
The amounts reported in the “Option Awards” column represent the grant-date fair value of stock options granted to the directors in 2025, calculated in accordance with FASB ASC 718. Pursuant to the Company’s director compensation plan, in April 2025, June 2025, September 2025 and December 2025, each director received a quarterly grant of stock options with an aggregate grant date fair value equal to $20,000, and Mr. Miller received an additional quarterly grant of stock options with an aggregate grant date fair value equal to $2,500 for his service as chair of the Audit Committee. These options vested immediately upon grant. The reported values reflect the total grant-date fair value and do not necessarily correspond to the amounts the directors may ultimately realize upon exercise. As of December 31, 2025, Mr. Stolarski held stock options exercisable for 43,171 shares of Company common stock, Mr. Bazar held stock options exercisable for 45,789 shares of Company common stock, Mr. Blizard held stock options exercisable for 49,109 shares of Company common stock, Mr. Miller held stock options exercisable for 50,082 shares of Company common stock, and Mr. Tyler held stock options exercisable for 49,109 shares of Company common stock.

(2)
Effective May 27, 2025, Mr. Stolarski resigned as a member of the Board, and Mr. Bazar was appointed to the Board and the Compensation Committee of the Board. In connection with his appointment to the Board, Mr. Bazar received a one-time stock option grant with an aggregate grant-date fair value equal to $699,000, calculated in accordance with FASB ASC 718.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
Pursuant to the Audit Committee Charter, the Audit Committee shall review and approve all transactions between the Company and a related person (as defined in Item 404 of Regulation S-K) for which review or approval is required by applicable law or which is required to be disclosed pursuant to Item 404 of Regulation S-K. A related person transaction shall not be approved unless (a) it is in, or not inconsistent with, the best interests of the Company and (b) where applicable, the terms of such transaction are at least as favorable to the Company as could be obtained from an unrelated third party. In reviewing and approving any such transactions, the Audit Committee considers all relevant facts and circumstances, including the extent of the related party’s interest in the transaction. All the transactions described in this section were approved by the Audit Committee.
Related Party Transactions
In August 2022 and November 2022, we entered into Securities Purchase Agreements (“Purchase Agreements”) for the sale of Future Advance Convertible Promissory Notes (the “Notes”) and Common Stock Purchase Warrants (the “Warrants”) in an aggregate principal amount of $16.2 million in August and $4.0 million in November. In these transactions, James Besser; Morgan C. Frank, our Chairman of the Board and Chief Executive Officer; Kevin A. Richardson, II, our former Chairman of the Board and former Chief Executive Officer and Chief Strategy Officer; A. Michael Stolarski, our former director; and Manchester Explorer, L.P. and Opaleye, L.P., beneficial owners of more than five percent of the Company’s common stock, purchased Notes, which were accompanied by Warrants, with an aggregate principal amount of $400,000, $250,000, $261,780, $1,434,966, $2,500,000, and $2,900,000, respectively. Messrs. Besser and Frank share voting and dispositive power with respect to the securities acquired by Manchester Explorer, L.P. The Notes issued to each of Messrs. Richardson and Stolarski included $90,000 in principal amount for which the consideration was accrued and unpaid director fees. Certain other directors received Notes with an aggregate principal amount of $527,000 for which the consideration was accrued and unpaid director fees. These Notes along with interest were converted into shares of common stock during 2023. Additional information regarding the Notes and accompanying Warrants issued in August 2022 and November 2022 is disclosed in Note 13 to the consolidated financial statements in Part II, Item 8. “Financial Statements and Supplementary Data” in our 2025 Annual Report.
In May 2023 and December 2023, we entered into Purchase Agreements for the sale of Notes and Warrants in an aggregate principal amount of $1.2 million and $1.8 million, respectively. In these transactions, Manchester Explorer, L.P. purchased Notes, which were accompanied by Warrants, with an aggregate principal amount of $300,000 in May 2023 and $100,000 in December 2023. Additional information regarding the Notes and accompanying Warrants issued in May 2023 and December 2023 is disclosed in Note 13 to the consolidated financial statements in Part II, Item 8. “Financial Statements and Supplementary Data” in our 2025 Annual Report.
In July 2023, we issued Asset-Backed Secured Promissory Notes (“ABS Promissory Notes”) in the aggregate principal amount of $4.6 million at an original issue discount of 33.33%. We and the parties to the ABS Promissory Notes entered into a side letter pursuant to which the parties agreed that upon the maturity date, we would issue each lender a convertible promissory note and warrants consistent with the form of the above-described Purchase Agreements for the sale of Notes and Warrants. A. Michael Stolarski, Manchester Explorer, L.P., and Opaleye, L.P. purchased ABS Promissory Notes in an aggregate principal amount of $149,993, $862,457, and $299,985, respectively. In January 2024, these ABS Promissory Notes were converted to convertible notes consistent with the Notes described above. Additional information regarding the ABS Promissory Notes is disclosed in Note 13 to the consolidated financial statements in Part II, Item 8. “Financial Statements and Supplementary Data” in our 2025 Annual Report.
In June 2024, we issued a promissory note to Manchester Explorer, L.P. in an aggregate principal amount of $0.5 million (the “Promissory Note”). The Promissory Note bore interest at a rate of fifteen percent (15%) per annum and matured on December 18, 2024. Prepayment of the Promissory Note by the Company was permitted in whole or in part, at any time or from time to time, without penalty, upon seven calendar days’ prior written notice. The Promissory Note was paid in full in October 2024.
In October 2024, we entered into a securities purchase agreement with the purchasers named therein (the “Purchasers”), for the private placement (the “Private Placement”) of approximately 1.3 million shares (the “Shares”) of common stock at a purchase price of $8.25 per Share. The Private Placement closed in October 2024, and aggregate gross proceeds were approximately $10.3 million, before deducting offering expenses. In this transaction, Manchester Explorer, L.P. purchased $1,500,000 of common stock. Additional information regarding the Private Placement is disclosed in Note 14 to the consolidated financial statements in Part II, Item 8. “Financial Statements and Supplementary Data” in our 2025 Annual Report.
In October 2024, the Company issued an aggregate of 3,989,456 shares of common stock in exchange for all outstanding Notes and Warrants issued by the Company in private placements in August 2022, November 2022, May 2023, December 2023, January 2024, and June 2024 (the “Exchange”). Pursuant to the Exchange, (i) each outstanding Note was fully accelerated to maturity (with 15% interest paid on the outstanding principal) and then converted (per the terms of the Note) into shares of common stock at $15.00 per share, (ii) each Warrant with an exercise price of $15.00 per share was exchanged for 0.0024 shares of common stock per share subject to such Warrant, and (iii) each Warrant with an exercise price of $25.13 per share was exchanged for approximately 0.0023 shares of common stock per share subject to such Warrant. Additional information regarding the Exchange is disclosed in Note 11 to the consolidated financial statements in Part II, Item 8. “Financial Statements and Supplementary Data” in our 2025 Annual Report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of the Company’s common stock by:
•	each person who is known to be the beneficial owner of more than 5% of the Company’s common stock;
•	each of the Company’s current named executive officers and directors; and
•	all current executive officers and directors of the Company as a group.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Shares Outstanding(2)
Morgan Frank(3)	1,030,408	11.8%
Daniel Coyle(4)	25,037	*
David Timothy Wern(5)	21,510	*
James Tyler(6)	37,142	*
Ian Miller(7)	77,841	*
Jeffrey Blizard(8)	28,442	*
Gregory Bazar(8)	18,233	*
All current directors and executive officers as a group (8 persons)	1,282,872	14.4%
Greater than 5% Holders:
Opaleye, L.P.(9)	944,132	11.0%
Manchester Management PR, LLC(3)
Manchester Management Company, LLC
Manchester Explorer, L.P.
James E. Besser	929,979	10.8%
AWM Investment Company, Inc.(10)	606,061	7.0%
BlackRock, Inc.(11)	476,204	5.5%

*	Denotes less than 1% beneficial ownership.
(1)	Unless otherwise noted, each beneficial owner has the same address as the Company.
(2)
Applicable percentage ownership is based on 8,598,209 shares of common stock outstanding as of the Record Date. “Beneficial ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power, or both, and includes options that are exercisable within 60 days of the Record Date. Unless otherwise indicated, all the listed persons have sole voting and investment power over the shares listed opposite their names. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act.

(3)
Manchester Management PR, LLC (“Manchester”) and Manchester Management Company, LLC (“GP”) may be deemed to be the owner of 927,979 shares of common stock. Manchester and GP have the sole power to vote or direct the vote of 0 shares of common stock, and have the shared power to vote or direct the vote of 927,979 shares of common stock.

Manchester Explorer, L.P. (“Explorer”) may be deemed to be the beneficial owner of 863,980 shares of common stock. Explorer has the sole power to vote or direct the vote of 0 shares of common stock, and has the shared power to vote or direct the vote of 863,980 shares of common stock.
Mr. Besser has the sole power to vote or direct the vote of 2,000 shares of common stock, and has the shared power to vote or direct the vote of 927,979 shares of common stock.
Mr. Frank has the sole power to vote or direct the vote of 52,653 shares of common stock, and has the shared power to vote or direct the vote of 863,980 shares of common stock. Mr. Frank also holds stock options exercisable for 113,775 shares of Company common stock within 60 days of the Record Date.
Mr. Besser is the managing member of Manchester and GP and Mr. Frank serves as a portfolio manager and as a consultant for Explorer. Manchester is the investment manager of Explorer and GP is the general partner of Explorer. The principal business address for each of Manchester, GP, Explorer, and Messrs. Besser and Frank is 2 Calle Candina, #1701, San Juan, Puerto Rico, 00907.
(4)	Includes stock options exercisable for 25,000 shares of Company common stock within 60 days of the Record Date.
(5)	Includes stock options exercisable for 21,041 shares of Company common stock within 60 days of the Record Date.
(6)	Includes stock options exercisable for 28,442 shares of Company common stock within 60 days of the Record Date.
(7)	Includes stock options exercisable for 29,415 shares of Company common stock within 60 days of the Record Date.
(8)	Reflects stock options exercisable for shares of Company common stock within 60 days of the Record Date.
(9)
Opaleye Management Inc. (“Opaleye”) serves as investment manager to Opaleye, L.P. and as a portfolio manager for a separate managed account (the “Managed Account”) and may be deemed to indirectly beneficially own securities owned by the Managed Account. Opaleye disclaims beneficial ownership of the shares held by the Managed Account. Mr. James Silverman is the President of Opaleye. The address of Opaleye is One Boston Place, 26th Floor, Boston, MA 02108.

(10)
AWM Investment Company, Inc., a Delaware corporation (“AWM”), is the investment adviser to Special Situations Cayman Fund, L.P., a Cayman Islands Limited Partnership (“CAYMAN”), Special Situations Fund III QP, L.P., a Delaware limited partnership (“SSFQP”), Special Situations Private Equity Fund, L.P., a Delaware limited partnership (“SSPE”), and Special Situations Life Sciences Fund, L.P., a Delaware limited partnership (“SSLS”).

David M. Greenhouse and Adam C. Stettner are members of: SSCayman, L.L.C., a Delaware limited liability company, the general partner of CAYMAN; MGP Advisers Limited Partnership, a Delaware limited partnership, the general partner of SSFQP; MG Advisers, L.L.C., a New York limited liability company, the general partner of SSPE; and LS Advisers, L.L.C., a New York limited liability company, the general partner of SSLS. Messrs. Greenhouse and Stettner are also controlling principals of AWM.
AWM is the investment adviser to each of the funds. As the investment adviser to the funds, AWM holds sole voting power over 78,748 shares of common stock held by CAYMAN, 283,444 shares held by SSFQP, 79,807 shares held by SSPE and 71,231 shares held by SSLS.
(11)
BlackRock, Inc. (“BlackRock”) is an investment adviser that is registered under the Investment Advisers Act of 1940. BlackRock has sole voting power over 470,196 shares of common stock and sole dispositive power over 476,204 shares of common stock. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

HOUSEHOLDING INFORMATION
Unless we have received contrary instructions, we may send a single copy of the Notice, or if applicable, a paper copy of our proxy materials, to any household at which two or more stockholders reside. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:
If the shares are registered in the name of the stockholder, the stockholder should contact our offices at SANUWAVE Health, Inc., 9600 W. 76th Street, Suite 118, Eden Prairie, MN 55344. If a Broker holds the shares, the stockholder should contact the Broker directly.
STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2027 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 30, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.
With respect to proposals and nominations not to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, our Bylaws provide that stockholders who wish to nominate a director or propose other business to be brought before the stockholders at an annual meeting of stockholders must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding year’s annual meeting of stockholders, provided that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
Stockholders wishing to present nominations for director or proposals for consideration at the 2027 Annual Meeting under these provisions of our Bylaws must submit their nominations or proposals so that they are received at our principal executive offices not earlier than the close of business on February 11, 2027 and not later than the close of business on March 13, 2027. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act on or before April 12, 2027.
Nominations or proposals should be sent in writing to our Secretary at SANUWAVE Health, Inc., 9600 W. 76th Street, Suite 118, Eden Prairie, MN 55344. A stockholder’s notice to nominate a director or bring any other business before the Stockholder Meeting or the 2027 Annual Meeting must set forth certain information, which is specified in our Bylaws.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Stockholder Meeting. If any other matters are properly brought before the Stockholder Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
A copy of our 2025 Annual Report, as filed with the SEC on March 26, 2026, is available without charge upon written or oral request to:
Peter Sorensen, Secretary
9600 W. 76th Street, Suite 118, Eden Prairie, Minnesota 55344
(952) 656-1029
or by accessing a copy on our website at www.sanuwave.com in the Investors section under “SEC Filings.” Information on or accessible through our website is not incorporated by reference in this proxy statement.

SANUWAVE

SANUWAVE HEALTH, INC.
9600 WEST 76TH STREET, SUITE 118
EDEN PRAIRIE, MN 55344

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SNWV2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95459-P52601 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SANUWAVE HEALTH, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Morgan Frank
02) Gregory Bazar
03) Jeffrey Blizard
04) Ian Miller
05) James Tyler

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V95460-P52601

SANUWAVE HEALTH, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 11, 2026 AT 10:00 AM CDT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Morgan Frank and Peter Sorensen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SANUWAVE HEALTH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM CDT, on June 11, 2026, virtually at www.virtualshareholdermeeting.com/SNWV2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on the reverse side